Exhibit 2(b)


                                 AMENDMENT NO. 1


     Amendment No. 1 to Purchase Agreement dated as of March 6, 2003, by and among Seneca Foods Corporation, Chiquita Brands International, Inc. and Friday Holdings (the "Purchase Agreement").

     Pursuant to Section 12(i) of the Purchase Agreement, the undersigned hereby agree to amend Section 6(c)(ix) thereof to change the term "$1,000,000" therein to "$2,000,000."

     Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

     The date of the Amendment No. 1 is March 26, 2003.


                                                   SENECA FOODS CORPORATION


                                                   By:   /s/Kraig H. Kayser
                                                         ----------------------
                                                   Name:    Kraig H. Kayser
                                                   Title:   President and CEO


                                             CHIQUITA BRANDS INTERNATIONAL, INC.


                                                   By:    /s/James B. Riley
                                                          ----------------------
                                                   Name:     James B. Riley
                                                   Title:    Senior Vice
                                                               President and CFO


                                                     FRIDAY HOLDINGS, L.L.C.


                                                   By:    /s/Robert W. Olson
                                                          ---------------------
                                                   Name:     Robert W. Olson
                                                   Title:    Vice President

H:\GSG\Chiquita\Amendment No. 1 to Purch Agr.doc